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                                                                    EXHIBIT 16.2

                         [DELOITTE & TOUCHE LETTERHEAD]



November 27, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Pan Western Energy Corporation dated November 22, 2000.

Yours truly,

/s/ Deloitte & Touche LLP